SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

Date of Report (Date of earliest event reported): June 1, 1999

                          DREW INDUSTRIES INCORPORATED
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Delaware                            0-13646                           13-3250533
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(State or other                (Commission File                 (I.R.S. Employer
jurisdiction of                     Number)                       Identification
incorporation)                                                              No.)

       200 Mamaroneck Avenue, White Plains, New York                    10601
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          (Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:               (914) 428-9098
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          (Former name or former address, if changed since last report)

ITEM 5. Other Events.

            Registrant's Board of Directors, upon recommendation of Registrant's Stock Option Committee, has adopted the amended and restated Drew Industries Incorporated Stock Option Plan as of June 1, 1999 (the "Amended Plan").

            The Amended Plan amends and restates the Drew Industries Incorporated Stock Option Plan, dated March 29, 1995, to incorporate all amendments adopted by the stockholders of Registrant and by the Stock Option Committee since March 29, 1995.

            In summary, the amendments (1) increase the number of shares of common stock as to which awards of options may be made under the amended plan (Section 2(b)); (2) increase the number of shares available for grant as of June 1, 1999 (Section 2(b)); (3) increase the number of shares allocable to "Non-Employee Directors" and to members of the Stock Option Committee (Section 2(b)(i)); (4) increase the number of shares available to eligible employees (Section 2(b)(ii)); (5) increase the number of shares which may be granted to any existing or future participant under the Amended Plan (Section 2(b)) as a result of a 2 for 1 stock split in March 1997; (6) limit the number of shares with respect to which repriced options can be granted (Section 4(d)); (7) increase the number of "Formula Options" automatically granted to members of the Stock Option Committee (Section 4(e)) as a result of a 2 for 1 stock split in March 1997; and (8) clarify that the Stock Option Committee may not reduce the exercise price for any stock option granted pursuant to the Amended Plan below fair market value of the Common Stock as of the date of grant, except as otherwise provided in the Amended Plan (Section 13(b)).


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

            The full text of the Amended Plan appears as Exhibit 1 to this current report on Form 8-K.

ITEM 7. Financial Statements Pro Forma Financial Information and Exhibits.

            (c) Exhibits.

                  (1) Drew Industries Incorporated Stock Option Plan, Amended and Restated June 1, 1999.


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

            Pursuant to the requirements of the Securities and Exchange Act of 1934, as amended, Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.


                                       DREW INDUSTRIES INCORPORATED

                                             (Registrant)

                                       By: /s/ Leigh J. Abrams
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                                           Leigh J. Abrams
                                           President and Chief Executive Officer

Dated: June 1, 1999


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